UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): July 23, 2007

Alternative Loan Trust 2004-36CB
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-117949-13

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-117949

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On July 23, 2007, CWALT, Inc. (the “Company”) provided a Certificateholder of Alternative Loan Trust 2004-36CB, Mortgage Pass-Through Certificates, Series 2004-36CB with certain characteristics of the Mortgage Loans included in the Mortgage Pool as of December 30, 2004 (the “Closing Date”). Those characteristics are attached hereto as Exhibit 99.1 and are incorporated herein solely for purposes of this Item 7.01 disclosure.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated September 23, 2004, and the Prospectus Supplement dated December 27, 2004 of CWALT, Inc., relating to its Mortgage Pass-Through Certificates, Series 2004-36CB.

Section 9.	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Mortgage Loan Characteristics.*
____________________________
*
In connection with the disclosure set forth in Item 7.01, the information in Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in Item 7.01 of this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.

By:  /s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated: July 23, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans.